EX-10.8
                              License Agreement dated November 12, 1999


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                                   EXHIBIT 10.8

                                LICENSE AGREEMENT
                              (Random Metering System)

         THIS LICENSE AGREEMENT ("Agreement") is made this 12'h day of November, 1999, by and between NVID International, Ins., a Delaware corporation ("Co-Licensor" or "Licensors") and EHPC IONIZATION, Ltd, an English corporation ("Co-Licensor" or "Licensors") 'and Innovative Medical Services, a California corporation ("Licensee").

WHEREAS, Licensors holds, marketing and distribution rights to the products known as RMS ("RMS" or the "Licensed Product'). RMS is patent pending in the USA, Canada, Australia, Japan, New Zealand, EP and several other countries (to be disclosed by the closing date), for the killing of bacterial and other biological contaminants from a water system as more particularly described in the attached Exhibit A: PATENT and EHPC IONIZATION Ltd., License Agreement; and

WHEREAS, Licensors desires to license certain marketing and distribution rights to the Licensed Product to the Licensee on the terms and conditions set forth herein.

THEREFORE, Licensors and Licensee agree as follows:

1.        Representations And Warranties Of Licensee

As an inducement to, and to obtain the reliance of Licensors, Licensee represents and warrants as follows:

         1.1. Organization, Good Standing, Power, Etc. Licensee (i) is a corporation duly organized, validly existing and in good standing under the law of the State of California; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         1.2. Capitalization. The authorized capital stock of Licensee consists solely of 20,000,000 shares of Common Stock, no par value, (the "Licensee Common Stock"), of which, on the date hereof shares are issued and outstanding and no shares are held in the treasury of Licensee. In addition the Company has 5,000,000 shares of Preferred Stock authorized, none of which are presently outstanding. All of such issued and outstanding shares of the Licensee Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

         1.3. Authorization of Agreement. This Agreement has been or will be at closing duly and validly authorized, executed and delivered by Licensee.

         1.4. Compliance with Applicable Laws. The conduct by Licensee of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensee proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

         1.5. Exchange Act Filings and Financial Statements. Licensee has filed all reports required of it with the United States Securities and Exchange Commission (the SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-KSB's, 10 QSB's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods from the first to latest such filings since Licensee first so registered as a public company.

         1.6.     Recognition of Licensors Trade Secrets.


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                  1.6.1. Licensee acknowledges and agrees that the documentation and data provided pursuant to the Test Marketing Period described below are "Licensors Trade Secrets" and constitute valuable property rights of Licensors.

                  1.6.2. Licensee agrees that during the term of this Agreement, or following its termination and for all times thereafter, it will keep secret and confidential all Licensors Trade Secrets which it knows or may hereafter come to know as a result of the relationship established by this Agreement. The Licensors Trade Secrets shall not be disclosed by Licensee to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than improper actions by Licensee or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.

                  1.6.3. It is understood and recognized by Licensee that in the event of any violation by Licensee of the provisions of subparagraph
         1.6 above, Licensors' remedy at law will be inadequate and Licensors will suffer irreparable injury. Accordingly, Licensee consents to injunctive and other appropriate equitable relief upon the institution of legal proceedings therefore by Licensors in order to protect the Licensors Trade Secrets. Such relief shall be in addition to any other relief to which Licensors may be entitled at law or in equity.

                  1.6.4. Licensee shall cause their employees who shall have access to Licensors Trade Secrets hereof, to sign appropriate Trade Secrecy Agreements in the form of Exhibit "A" annexed hereto and made a part hereof.

2.       Representations And Warranties Of Licensors

As an inducement to, and to obtain the reliance of LICENSEE, LICENSORS represents and warrants as follows:

         2.1. Organization, Good standing, Power, Etc. Licensors (i) is a corporation duly organized, validly existing and in good standing under the laws of their respective federal, state, local or foreign governmental or regulatory bodies and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         2.2. Authorization of Agreement. This Agreement has been or will be at closing duly and validly authorized, executed and delivered by Licensors.

         2.3. Material Contracts There has not occurred any default by Licensors or any event which with the lapse of time or the election of any person other than Licensors will become a default, except defaults, if any, which will not result in any material loss to or liability of Licensors.

         2.4. Permits, Licenses, Etc. Licensors has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on their business as presently conducted.

         2.5. Compliance with Applicable Laws. The conduct by Licensors of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensors proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

         2.6. Litigation. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Licensors threatened, against, relating to or affecting Licensors or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Licensors is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Licensors, or the transactions contemplated by this Agreement. Neither Licensors nor any officer, director, partner or employee of Licensors, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with



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the business  engaged in by Licensors.  There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Licensors to take any material action of any kind or to Licensors and its business, properties or assets are subject or bound. Licensors is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon Licensors' operations or affairs.

         2.7. Other Information. None of the information and documents which have been furnished or made available by LICENSORS, or any of its representatives to LICENSEE or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

         2,8. Covenant to Refrain from Trading in Licensee Securities. The Licensors, its executive officers and directors represent and warrant that since August 1, 1999 they have not engaged in trading of Licensee securities and until such time that Licensee has announced the Closing of this Agreement, the Licensors, its executive officers and directors will not engage in trading of Licensee securities.

         2.9. Authority to grant a License Pursuant to the Licensors', the holder of the patents for the Licensed Product and the knowledge and consent thereof, the Licensors has the right and authority to grant the license set forth in this Agreement to the Licensees.

         2.10. Compliance with Environmental Laws Licensors has not caused or permitted its business, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined herein) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Licensors. The term 'Hazardous Substance' shall mean any hazardous waste, as defined by 42 U.S.C. ' 6903(5), any hazardous substance, as defined by 42 U.S.C.' 601(14), any pollutant or contaminant, as defined by 42 U.S.C.' 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other* law, rule, or regulation. The term 'Release' shall have the meaning set forth in 42 U.S.C. ' 9601(22).

3.       Marketing, Manufacturing and Distribution Licenses

                  3.1.1. Grant of License far R MS. Subject o Closing of this Agreement as set forth below, Licensors grants to the Licensee a three year, exclusive license for Australia, North, Central and South America and a non-exclusive license for the Mexico and other World markets to market and distribute RMS for the Markets as set forth below. Provided there has been no breach of this Agreement by the Licensee which has not been cured within thirty days of written notice of such breach, this geographic license shall automatically renew on terms herein for subsequent additional three year terms.

                  3.1.2. Internet Market. IMS shall have the right to market via the Internet at it's sole discretion

                  3.1.2.1.  The Market The  Healthcare  Market shall be
                  all water purification and disinfections systems for the killing of bacterial and other biological contaminants and the removal of bio-film for commercial/private: hospitals, clinics, surgical centers, doctors' offices or medical or health related facilities, including military and medical and health facilities.


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                           3.1.2.2. Registration Certification or Licensing
                  Payments. Upon Closing of this Agreement and except as set forth below, Licensors (NVID) agrees to bear the cost of any registration, certification or licensing fees or payments required to market and sell RMS to the Healthcare Market. (UL or Edison Testing Lab certification)

                           3.1.2.3. Licensing Fee. Licensee will pay to Licensors, a Licensing Fee totaling $210,000, payable at the rate of One Thousand, Five Hundred dollars ($1,500.00) per RMS System sold plus sixteen and one half percent (16.5%) of the manufactured cost of the RMS system sold by the Licensee. At such time that the Licensee has paid $210,000 of Continuing Licensee Fees, the Continuing Licensing Fee shall be sixteen and one half percent (16.5%) of the manufactured cost of the RMS system sold by the Licensee.

                           3.1.2.4. RMS Research Agreement payment. Upon Closing
                  of this Agreement, Licensee shall reimburse Fifteen Thousand Four Hundred dollars ($15,400) to NVID (paid 8-26-99 to Dr.
                  Yu) for testing the effectiveness of the RMS against Legionella. Dr Yu and his staff will establish a Veterans Administration Hospital Research Protocol for testing the RMS.

                           3.1.2.5.   Maintenance  of  License   Licensee  shall
                  maintain its license for RMS by meeting or exceeding the following annual performance criteria:

                  3.1.2.5.1. $250,000 in gross sales within the I" year; and
                  3.1.2.5.2. $400,000 in gross sales within the 2"(degree)year;
                   and
                  3.1.2.5.3. $650,000 in gross sales within the 3`d year.

In the event, Licensee meets or exceeds the performance criteria during the initial term of the license, the license shall automatically renew for subsequent three years terms.

4.        Closing.

         4.1. The Closing The Closing of this Agreement shall take place on or before the thirtieth (30) calendar day following execution of this Agreement or such date as may be agreed upon by the parties, (herein called the "Closing Date"), at the offices of the Licensee. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

5.       Special Covenants

         5.1. Me Diligence. The parties hereto shall have up to and including the date prior to Closing within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing of such decision and this Agreement shall terminate without obligation to the other party except as to the confidentiality provisions.

         5.2. Exchange of Information. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Paragraph 8.10.

         5.3. Distributor Agreement. After Closing, the order, purchase, shipment, payment and other terms relevant to the wholesale purchase and sale of the Licensed Products pursuant to this Agreement shall be governed by the terms of the form of Purchase Order attached hereto as Exhibit "B" and the Uniform Commercial Code.


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6.       Conditions Precedent To Obligations Of Parties

         6.1. Licensors' Closing Conditions. The obligations of Licensors hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

                  6.1.1. Representations and Warranties. The representations and warranties of Licensee made pursuant to Paragraph
         1 above, shall be true and accurate in all material respects as of the Closing Date.

                  6.1.2. Performance. Licensee shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  6.1.3. No Adverse Change. There shall not have been, since the date of the latest audited financial statements of Licensee, any materially adverse change in Licensee's financial condition, assets, liabilities or business.

                  6.1.4. Opinion of Licensee' Counsel. Licensee shall have delivered to Licensors an opinion of Licensee's counsel, Dennis Brovarone, Attorney at Law, dated the Closing Date to the effect that:
         (i) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensee is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensee, has been duly executed and delivered by IMS and constitutes the legal, valid and binding obligation of Licensee enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) Licensee has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) neither the execution, delivery and performance by Licensee of this Agreement, nor compliance by Licensee with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensee or any agreement or instrument known to such counsel to which Licensee is a party or by which IMS or any of its properties or assets are bound;
         (vi) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensee before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensee or which questions the validity of this Agreement. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensee as to factual matters without independent verification thereof.

                  6.1.5. Current Status with Sec and Exchange Commission. Licensee shall have prepared and fled with the SEC all periodic reports required under the 1934 Act pursuant to Section 12(g) thereof.

                  6.1.6. Due Diligence. Licensors shall have completed and be satisfied with its due diligence investigation of Licensee pursuant to Paragraph 5.1.

         6.2. Licensee's Closing Conditions. The obligations of Licensee hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

                  6.2.1. Representation and Warranties. The representations and warranties of Licensors made pursuant to Paragraph
         2 above, shall be true and accurate in all material respects as of the Closing Date.


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                  6.2.2. No Adverse  Changes,  There shall not have been,  since the date of the latest audited financial  statements of Licensors,  any
         materially  adverse  change  in  their  financial  condition,   assets,
         liabilities or business.

                  6.2.3. Opinion of Licensors' Counsel. Licensors shall have delivered to Licensee, an opinion of their respective legal counsels, respectively, dated the Closing Date to the effect that: (i) Licensors is a corporation duly organized, validly existing and in good standing under the laws of their respective states, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensors are duly qualified to do business and are in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensors, has been duly executed and delivered by Licensors and constitutes the legal, valid and binding obligation of Licensors, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by Licensors of this Agreement, nor compliance by Licensors with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensors or any agreement or instrument known to such counsel to which Licensors is a party or by which Licensors or any of its properties or assets are bound; (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensors before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensors or which questions the validity of this Agreement. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensors as to factual matters without independent verification thereof.

                  6.2.4. Due Diligence. Licensee shall have completed and be satisfied with its due diligence investigation of Licensors pursuant to Paragraph 5.1.

7.       Patent and Copyright Indemnity.

         7.1. Licensors warrants that the use of the Licensed Product by the Licensee pursuant to the terms hereof shall not constitute an infringement of any existing patent, copyright or other right. Subject to the limitation set forth below, Licensors hereby agrees to defend or settle any suit, proceeding or claim brought against the Licensee based on a claim that the use of the Licensed Products or any part thereof by the Licensee constitutes an infringement of any existing patent, copyright or other right. Subject to the limitation set forth below, Licensors shall pay all damages or costs awarded against or expenses, including attorneys' fees, incurred by the Licensee in such suit, proceeding or claim. The prior written consent of the Licensee shall be obtained prior to Licensor engaging legal counsel with respect to a claim or settlement thereof.

         7.2. In the event the Licensed Products or any part thereof shall be in Licensors' opinion likely to or shall become the subject of a claim for patent, copyright, or other infringement, Licensors shall, at its option and expense, procure for the Licensee the right to continue using such affected part of the Licensed Products or modify such affected part to become non-infringing. Should Licensors elect to remove or modify such infringing part of the Licensed
Products, Licensors shall forthwith replace such part with a functionally equivalent non-infringing part or take other appropriate action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.

         7.3. In the event that Licensors shall refuse or shall be unable to supply or shall be prevented from supplying the Licensed Products or any part thereof to the Licensee, or in the event that the Licensee's continued use of the Licensed Products shall be prohibited or enjoined at any time, Licensors shall promptly replace all affected parts of the Licensed Products with functionally equivalent non-infringing parts or shall take such other action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.


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7.4.  Licensors  warrants that the Licensee shall suffer no  interruption of its normal business activities or cycles as a result of any claimed infringement, any litigation referred to in Paragraph 7 hereof or any replacement of items contemplated in Paragraphs 7 hereof.'

8.       Miscellaneous

         8.1. Expenses and Further Assurances. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry out the intent of this Agreement and to comply with U.S. and Brazilian law.

         8.2. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

         8.3. Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

         8.4. Governing Law. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of California and that the State or Federal Courts of California shall be the jurisdiction in which any legal proceedings relative to this Agreement shall be brought. The foregoing notwithstanding, the Parties agree that prior to litigation, they will arbitrate any disputes relative to this Agreement through the services of the offices of the American Arbitration Association in and for San Diego, California.

         8.5. Attorney's Fees In any action brought to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled in addition to any other remedies, its reasonable attorneys fees incurred in the prosecution or defense of the action.

         8.6. Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

         8.7. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

         8.8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         8.9. Sever. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         8.10. Confidentiality. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The foregoing notwithstanding, Licensee shall be authorized to publicly announce the execution and closing of this Agreement, details thereof and a description of Licensors and the business conducted thereby.


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IN WITNESS WHEREOF,  the corporate  parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

NVID INTERNATIONAL, INC.
By:  David J Larson, President
By:  Michael Redden, Secretary

EHPC IONIZATION, Ltd.,
By:  Bruce Milden, Managing Director
By:  Carolyn Wilden, Company Secretary

INNOVATIVE MEDICAL SERVICES
By:  Michael L. Krall, President
By:  Dennis Atchley, Secretary



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